SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C.  20549

                           __________________________

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  October 22, 2001


                         Concurrent Computer Corporation
                         -------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

                                     0-13150
                                     -------
                            (Commission File Number)

                                   04-2735766
                                   ----------
                      (IRS Employer Identification Number)


                 4375 River Green Parkway, Duluth, Georgia 30096
                 -----------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code:  (678) 258-4000


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS

     Concurrent Computer Corporation is amending and restating the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 23, 1986, to update the description of Concurrent's capital stock. An amendment and restatement of Item 1 of the Registration Statement is set forth below.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     Our authorized capital stock consists of 100,000,000 shares of common stock, $0.01 par value, 25,000,000 shares of Series Preferred Stock, $0.01 par value, and 20,000 shares of Class A Preferred Stock, $100 par value. As of September 30, 2001, there were 60,815,768 shares of common stock outstanding and no shares of preferred stock outstanding.

COMMON STOCK

     Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

SERIES PREFERRED STOCK

     Under the terms of our restated certificate of incorporation, the board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. The board has discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock.

     The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to


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acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

CLASS A PREFERRED STOCK

     Under the terms of our restated certificate of incorporation, 20,000 shares of Class A Preferred Stock, $100 par value, are authorized, and no shares of Class A Preferred Stock are outstanding. The holders of Class A Preferred Stock have no voting rights. The holders of the Class A Preferred Stock are entitled to receive a cash dividend, if, as and when declared by the board of directors out of funds legally available therefor, at the rate of $6.00 per share per annum from the date of issue on a cumulative basis. In the event of a liquidation, dissolution or winding up, the holders of Class A Preferred Stock shall be entitled to receive from our assets $100 per share in cash or other property plus, in the case of each share, an amount equal to any dividends declared but unpaid thereon to the date of the liquidation, dissolution or winding up. The holders of Class A Preferred Stock have the right to require us to repurchase with funds legally available therefor up to 20% each year of the number of Class A Preferred Stock outstanding at a repurchase price of $100 per share plus any dividends declared but unpaid thereon to the date of repurchase. We have the right to redeem all or any of the shares of Class A Preferred Stock upon 30 days written notice at the redemption price of $100 per share plus any dividends declared but unpaid thereon to the date fixed for redemption.

SERIES A PARTICIPATING CUMULATIVE PREFERRED STOCK

     Under the terms of our Rights Plan, dated July 31, 1992, our board of directors declared a dividend distribution of one Series A Participating Cumulative Preferred Right for each share of our common stock. See "Anti-Takeover Provisions." There are no outstanding shares of Series A Participating Cumulative Preferred Stock.

WARRANTS

     Scientific-Atlanta holds outstanding warrants to purchase 2,000,000 shares of our common stock at a price of $5.00 per share, exercisable through August 17, 2002. The exercise price is subject to adjustment for stock splits, combinations, stock dividends, mergers, and other similar recapitalization events. In addition, Scientific-Atlanta may be granted warrants to purchase up to a maximum of 8,000,000 additional shares of our common stock. The granting of these additional shares will be based upon performance goals measured by the revenue we receive from sales of equipment to systems employing Scientific-Atlanta's equipment. For each $30.0 million increment of video stream revenue from systems employing Scientific-Atlanta's equipment, we will issue warrants to Scientific-Atlanta for that number of shares determined by dividing $1.5 million by the per share cost impact to us of the warrants, using the Black-Scholes valuation method, up to a maximum of 888,888 shares per warrant. If, based on the Black-Scholes calculation, a warrant to purchase in excess of 888,888 shares should be granted as of any date, the excess shares will be included in any future grant in which the calculation would otherwise


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result in the grant of a warrant for a number of shares less than the maximum.
The price per share of these additional shares will equal 85% of the current market price per share of our common stock on the date the warrant is issued.

     Comcast holds warrants to purchase 54,431 shares of our common stock. A warrant to purchase 50,000 shares was issued on March 29, 2001, in connection with a multi-year strategic purchase agreement with Comcast. A warrant to purchase 4,431 shares was issued to Comcast on October 9, 2001, because performance goals under the agreement were met. The warrant to purchase 50,000 shares is currently exercisable at a price of $5.196 per share and must be exercised by March 29, 2005. The warrant to purchase 4,431 shares is currently exercisable at a price of $6.251 per share and must be exercised by October 9, 2005. The exercise prices are subject to adjustment for stock splits, combinations, stock dividends, mergers, and other similar recapitalization events. The exercise prices are also subject to adjustment for issuances of additional equity securities at a purchase price less than the then current fair market value of our common stock. In addition, we are generally obligated to issue additional performance warrants to purchase shares of our common stock to Comcast at the end of each quarter through March 31, 2004, based upon performance goals measured by the number of subscribers to Comcast's cable service with the ability to utilize our video-on-demand systems. We will also issue additional performance warrants to purchase shares of our common stock, if at the end of any quarter the total number of Comcast cable subscribers with the ability to utilize our video-on-demand system exceeds specified threshold levels. Based upon the information currently available, we currently do not expect the warrants to be issued to Comcast to exceed 1% of our outstanding shares of common stock. The exercise price of warrants to be issued to Comcast will equal the average closing price of our common stock for the 30 trading days prior to the applicable warrant issuance date and will be exercisable over a four-year term.

REGISTRATION RIGHTS

     On October 28, 1999, we entered into a definitive agreement and plan of merger with Concurrent Acquisition Company, Vivid Technology, Fred Allegrezza and Gary Lauder for the merger of Vivid Technology into Concurrent Acquisition Company. In connection with the merger, we issued 2,233,699 shares of our common stock. Of the 2,233,699 shares of our common stock we issued, 1,028,460 shares are subject to registration pursuant to a registration rights agreement dated October 28, 1999 that we entered into with Fred Allegrezza, Gary Lauder, and Robert Clasen. Pursuant to such registration rights agreement, Mr. Allegrezza, Mr. Lauder and Mr. Clasen have piggyback registration rights.

     On August 17, 1998, we entered into a definitive agreement with Scientific-Atlanta providing for the joint development and marketing of a video-on-demand system to cable network operators. In exchange for Scientific-Atlanta's technical and marketing contributions, we issued warrants to purchase 2,000,000 shares of our common stock, exercisable at $5.00 per share over a four-year term. We may also be obligated to issue warrants to purchase additional shares of common stock to Scientific-Atlanta under the development


                                      -4-
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agreement in the future.  The shares of our common stock issuable upon exercise of the outstanding warrants and any future warrants are subject to registration rights. Pursuant to the outstanding warrant, Scientific-Atlanta has exercised its demand registration right and on October 22, 2001 we filed a registration statement registering the resale of the common stock issuable upon exercise of the warrant.

     On March 29, 2001, we entered into a definitive purchase agreement with Comcast providing for the purchase of video-on-demand equipment. In connection with the purchase agreement, we issued warrants to purchase 50,000 shares of our common stock, exercisable at $5.196 per share over a four year term. A warrant to purchase 4,431 shares of our common stock was issued to Comcast on October 9, 2001, because performance goals under the agreement were met. The warrant to purchase 4,431 shares is currently exercisable at $6.251 per share over a four year term. We may also be obligated to issue additional performance warrants to purchase shares of common stock in the future under a warrant issuance agreement that we entered into with Comcast on March 29, 2001. The shares of our common stock issuable upon exercise of the outstanding warrants and any future warrants are subject to registration pursuant to a registration rights agreement that we entered into with Comcast on March 29, 2001.

ANTI-TAKEOVER PROVISIONS

     DELAWARE LAW

     We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. Section 203 prevents Delaware corporations, including those that are listed on The Nasdaq National Market, from engaging in a business combination involving a merger or sale of more than 10% of the corporation's assets, with any interested stockholder, that is, a stockholder who owns 15% or more of the corporation's outstanding voting stock, as well as affiliates and associates of any such person, for three years following the date that the stockholder became an interested stockholder unless:

     - the transaction that resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the date the interested stockholder attained such status;
     - upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by (1) persons who are directors as well as officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     - on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

     A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. We have not opted out of the provisions of Section 203. This statute could prohibit or delay mergers or other takeover or change of control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

     RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BYLAW PROVISIONS

     There are provisions in our restated certificate of incorporation and our amended and restated bylaws that may make it more difficult to acquire control of us by various means. These provisions could deprive the stockholders of opportunities to realize a premium on the shares of common stock owned by them. In addition, these provisions may adversely affect the prevailing market price of the stock. These provisions are intended to:

     - enhance the likelihood of continuity and stability in the composition of the board and in the policies formulated by the board;
     - discourage the types of transactions which may involve an actual or threatened change in control of us;
     -    discourage tactics that may be used in proxy fights;
     - encourage persons seeking to acquire control of us to consult first with the board of directors to negotiate the terms of any proposed business combination or offer; and
     - reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all outstanding shares of us or that is otherwise unfair to our stockholders.

     Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or seeking to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to, or mailed and received at, our principal executive offices not less than 60 days nor more than 90 days prior to the date of our annual meeting. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.


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
     Authorized but Unissued Shares. The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

     Stockholder Action by Written Consent. The Delaware General Corporation Law provides generally that any action required or permitted to be taken at any annual or special meeting of our stockholders may be taken without a meeting upon the written consent of a majority of the shares entitled to vote on the matter. Our restated certificate of incorporation provides that no action required or permitted to be taken at any annual or special meeting of our stockholders may be taken without a meeting except upon the written consent of the holders of 100% of the shares of stock entitled to vote upon the action. This limitation on the right of stockholders to take action by written consent could make it more difficult for stockholders to initiate actions.

     Supermajority Vote to Amend Stockholder Action by Written Consent Provision. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our restated certificate of incorporation imposes a 66 2/3% vote requirement in connection with the amendment of the provisions relating to the ability of stockholders to take action by written consent.

     Rights Agreement. We have a stockholder rights agreement. Under our stockholder rights agreement, each stockholder has one right for each share of our common stock it holds. Each right entitles its holder to purchase one one-hundredth of a share of Series A Participating Cumulative Preferred Stock, par value $.01 per share, at a cash purchase price of $30.00. We have the authority, subject to limitations, to supplement or amend the rights agreement without the approval of the holders of certificates representing shares of our common stock. The rights agreement, dated as of July 31, 1992, between us and The First National Bank of Boston, as rights agent, describes the terms of the rights.

     The rights are attached to all outstanding shares of our common stock and trade with our common stock until they become exercisable. We will not distribute separate rights certificates. The rights will separate from our common stock and a distribution date will occur upon the earlier of:

     (1) ten business days following the date of any public announcement that a person or group of affiliated or associated persons has acquired:


                                      -7-
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          (a)  beneficial ownership of 30% or more of our outstanding shares of voting capital stock; or

          (b) beneficial ownership of 20% or more of our outstanding shares of voting capital stock and any 20% holder:

               -    merges into us under specified circumstances;
               -    merges into one of our subsidiaries; or
               - participates in a transaction with us on other than an arm's length basis; or

     (2) ten business days following the commencement of a tender offer or exchange offer that would result in a person or group owning 30% or more of the outstanding shares of our common stock.

     Any person or group that inadvertently causes the rights to separate by virtue of its beneficial ownership may avoid, under certain conditions, a distribution of the rights by providing notice to us of its inadvertent acquisition and reducing its beneficial ownership below 20% prior to distribution of the rights.

     Until the distribution date or earlier redemption or expiration of the rights:

     (1) the rights will be evidenced by the common stock certificates and will be transferred with and only with those common stock certificates; and

     (2) the surrender or transfer of any certificates for common stock will also constitute the transfer of the rights associated with the common stock represented by those certificates.

     The rights are not exercisable until the distribution date and will expire at the close of business on August 14, 2002, unless we redeem them first as described below.

     As soon as practicable after the distribution date, we will mail right certificates to holders of record of common stock as of the close of business on the distribution date. Thereafter, the separate right certificates alone will represent the rights. Except as otherwise determined by our board of directors, we will issue rights only with shares of our common stock issued before the distribution date.

     If any person becomes the beneficial owner of 30% or more of the outstanding shares of our common stock we will provide each right holder, other than the beneficial owner of 30% or more of the outstanding shares of our common stock, with the right to receive upon exercise of the right that number of shares of common stock having a market value of two times the exercise price of


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the right.  Each holder of a right shall have the right to receive, upon exercise, common stock of an acquiring company having a value equal to two times the exercise price of the right, in the event that, at any time following the stock acquisition date:

     (1)  we are acquired in a merger or other business combination transaction;

     (2) we are the surviving company in a merger but our stock is converted into other property; or

     (3)  50% or more of our assets or earning power is sold.

     We may adjust the purchase price payable, and the number of one one-hundredths of a share of Series A Participating Cumulative Preferred Stock or other securities or property issuable, upon exercise of the rights from time to time to prevent dilution:

     (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Participating Cumulative Preferred Stock;

     (2) if holders of the Series A Participating Cumulative Preferred Stock are granted certain rights or warrants to subscribe for Series A Participating Cumulative Preferred Stock or convertible securities at less than the current market price of the Series A Participating Cumulative Preferred Stock; or

     (3) upon the distribution to holders of the Series A Participating Cumulative Preferred Stock of evidences of indebtedness or assets, excluding regular quarterly cash dividends, or of subscription rights or warrants, other than those referred to above.

     With certain exceptions, we will not adjust the purchase price until cumulative adjustments amount to at least 1% of the purchase price. We will not issue fractional rights or fractional shares and, instead, appropriate adjustments will be made.

     The rights are redeemable in whole, but not in part, at a price of $.0025 per right by our board of directors at any time until the tenth day after the stock acquisition date or a later date as a majority of the continuing directors then in office may determine. Under the terms of our rights agreement, the decision to redeem requires the agreement of a majority of the continuing directors.

     Immediately upon the action of the board of directors ordering redemption of the rights, with the agreement of a majority of the continuing directors, the rights will terminate and thereafter the holders of rights will be entitled only to receive the redemption price.


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     Until a right is exercised, the holder will have no rights as a stockholder beyond those as an existing stockholder. As long as the rights are attached to our common stock, we will issue one right with each new share of our common stock issued.

                                  RISK FACTORS

     We have set forth below certain updated risk factors that may affect our business, results of operation and financial condition.

     An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with the information contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and other information that we file with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended, before investing in our common stock. If any of the following risks actually occurs, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you could lose part or all of your investment.

                          RISKS RELATED TO OUR BUSINESS

IT IS DIFFICULT TO EVALUATE OUR BUSINESS AND PROSPECTS BECAUSE OF DECLINES IN OUR HISTORICAL BUSINESS AND OUR LIMITED VIDEO-ON-DEMAND OPERATING HISTORY. OUR NET SALES HAVE DECREASED SIGNIFICANTLY OVER THE PAST FIVE YEARS, AND WE HAVE RECOGNIZED ONLY AN AGGREGATE OF $37.0 MILLION IN VIDEO-ON DEMAND NET SALES SINCE THE INCEPTION OF OUR VIDEO-ON-DEMAND BUSINESS.

     For much of our history, we have focused solely on providing real-time computer systems and related services. Over the last five full fiscal years, we have experienced a decline in real-time net sales from $108.4 million for the fiscal year ended June 30, 1997 to $49.0 million for the fiscal year ended June 30, 2001. We are working to stabilize our real-time revenue.

     Our real-time systems are specially designed to acquire, process, store and display large amounts of rapidly changing information in real time that is, with microsecond response as changes occur. Our real-time systems are used for a number of applications, including gaming, simulation, engine tests, air traffic control, weather analysis and critical data services, such as financial market information. Over the past several years, the real-time computer industry has seen a significant shift in demand from high-priced, proprietary real-time systems to lower-priced, open server systems. High performance processing in the past required a large, expensive computer with significant proprietary and customized software. Today, these requirements are often met by much smaller and less expensive computers with off-the-shelf computer hardware and software. This shift in demand has resulted in the significant decreases in our revenues from real-time products and services over the last several years.


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     This decline in our real-time revenue together with our limited video-on-demand operating history make it difficult to evaluate our current business and prospects or to accurately predict our future revenue or results of operations. We have a limited operating history in the video-on-demand market. We began residential cable television commercial trials of our video-on-demand system in the summer of 1999 and have a limited number of systems currently in use on a commercial basis. The revenue and income potential of our business is unproven, and we will encounter risks and difficulties in our video-on-demand business frequently encountered by companies in new and rapidly evolving markets. We may not successfully address any of these risks. If we do not successfully address these risks, our business, financial condition and results of operations would be adversely affected.

     Our future growth will depend largely on the commercial success of our video-on-demand business, and we cannot assure you that video-on-demand will become commercially successful. Our future revenue growth is uncertain and will depend upon the development of customer demand for these systems. If our target customers do not adopt, purchase and successfully deploy our video-on-demand systems, our revenue will not grow and our business, results of operations and financial condition will be adversely affected.

WE INCURRED NET LOSSES OF $6.2 MILLION IN THE FISCAL YEAR ENDED JUNE 30, 2001 AND $23.7 MILLION IN THE FISCAL YEAR ENDED JUNE 30, 2000, AND MAY INCUR LOSSES IN THE FUTURE.

     We incurred net losses of $6.2 million in the fiscal year ended June 30, 2001. On a pro forma basis after giving effect to the acquisition of Vivid Technology, we incurred net losses of $24.7 million in the fiscal year ended June 30, 2000. Our actual net loss of $23.7 million and our pro forma net loss of $24.7 million for the fiscal year ended June 30, 2000 includes a $14.0 million non-cash charge related to the write-off of research and development acquired in the Vivid Technology acquisition. As of June 30, 2001, we had an accumulated deficit of approximately $102.8 million, after eliminating accumulated deficit of approximately $81.8 million at December 31, 1991, the date of our quasi-reorganization. We may incur additional net losses in the future.

THE VIDEO-ON-DEMAND MARKET IS NEW AND MAY NOT GAIN BROAD MARKET ACCEPTANCE; OUR POTENTIAL CUSTOMERS MAY NOT PURCHASE OUR VIDEO-ON-DEMAND SYSTEMS; AND OUR CABLE OPERATOR CUSTOMERS MAY ENTER INTO ARRANGEMENTS WITH OUR COMPETITORS ANY OF WHICH COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

     We are focusing much of our initial video-on-demand sales efforts on domestic cable television providers that have upgraded some or all of their cable systems to support digital, two-way service. Therefore, in order for our video-on-demand business to succeed, cable system operators, particularly the seven largest, domestic cable operators, must successfully market video-on-demand to their cable television subscribers. To date, we have shipped and installed our video-on-demand system to 3 cable operators that have actually commercially introduced video-on-demand that incorporates our technology. Based


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
in part on information from our customers, we believe these commercial introductions have been a success as video-on-demand purchases per subscriber have increased and customer turnover has decreased. In addition, none of our cable system customers are contractually obligated to introduce, market or promote video-on-demand, nor are any of our customers bound to achieve any specific product introduction schedule. Accordingly, even if a system operator initiates a customer trial using our system, that operator is under no obligation to continue its relationship with us or to launch a full-scale commercial introduction using our technology. Further, we do not have exclusive arrangements with system operators. Therefore, system operators may enter into arrangements with one or more of our current or future competitors.

     The growth and future success of our video-on-demand business depends largely upon our ability to penetrate new markets and sell our systems to digitally-upgraded domestic and international cable system operators, international digital subscriber line operators, educational institutions and others. If these potential customers determine that video-on-demand is not viable as a business proposition or if they decide to delay their purchase decisions or to purchase systems from our competitors, our business, financial condition and results of operations will be significantly adversely affected.

A SIGNIFICANT PORTION OF OUR VIDEO-ON-DEMAND REVENUE HAS COME FROM, AND IS EXPECTED TO CONTINUE TO COME FROM, SALES TO THE LARGE, DOMESTIC CABLE OPERATORS. IF WE ARE UNSUCCESSFUL IN ESTABLISHING RELATIONSHIPS WITH THESE CUSTOMERS OR LOSE ANY OF THESE CUSTOMERS, OUR BUSINESS WILL BE ADVERSELY AFFECTED.

     For the fiscal year ended June 30, 2001, Comcast Cable, AOL Time Warner and Cox Communications accounted for approximately 38%, 34% and 12% of our video-on-demand revenues, respectively. Many cable operators are currently evaluating providers of video-on-demand systems and making purchase decisions. We believe that the relationships forged between video-on-demand system suppliers and cable operators over the next 12 to 18 months will be critical in determining the relative market shares of video-on-demand system providers. If we are unsuccessful in establishing and maintaining these key relationships with cable operators, our video-on-demand business will be adversely affected. Further, if we experience problems in any of our video-on-demand system trials or initial commercial launches, our ability to attract new cable operator customers and sell additional products to existing customers will be materially adversely affected.

OUR OPERATING RESULTS ARE EXPECTED TO BE VOLATILE AND DIFFICULT TO PREDICT, AND IN SOME FUTURE QUARTERS, OUR OPERATING RESULTS MAY FALL BELOW OUR EXPECTATIONS AND THE EXPECTATIONS OF SECURITIES ANALYSTS AND INVESTORS, WHICH COULD RESULT IN MATERIAL DECLINES OF OUR STOCK PRICE.

     Our quarterly operating results may vary depending on a number of factors, including:

     -    demand for our video-on-demand and real-time systems and services;


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
     - delay in customer orders based on, among other reasons, the availability of content for video-on-demand and pending completion of negotiations for content between the cable operators and content providers, particularly major movie studios;
     -    the timing, pricing and number of sales of our products;
     - actions taken by our competitors, including new product introductions and enhancements;
     -    changes in our price or the prices of our competitors;
     - our ability to develop and introduce new products and to deliver new services and enhancements that meet customer requirements in a timely manner;
     -    the length of the sale cycle for our products;
     -    our ability to control costs;
     -    technological changes in our markets;
     - deferrals of customer orders in anticipation of product enhancements or new products;
     -    customer budget cycles and changes in these budget cycles; and
     - general political and economic conditions in the United States and abroad, including, but not limited to, results of the terrorist events of September 11, 2001.

SEASONAL TRENDS IN OUR VIDEO-ON-DEMAND BUSINESS MAY CAUSE OUR QUARTERLY OPERATING RESULTS TO FLUCTUATE; THEREFORE, PERIOD-TO-PERIOD COMPARISONS OF OUR OPERATING RESULTS MAY NOT NECESSARILY BE MEANINGFUL.

     We have experienced significant variations in the revenue, expenses and operating results from quarter to quarter in our video-on-demand business, and it is possible that these variations will continue. We believe that fluctuations in the number of orders for our video-on-demand systems being placed from quarter to quarter are principally attributable to the buying patterns and budgeting cycles of cable operators. In addition, contracts for orders are often not finalized until the end of a quarter. As a result, our results of operations have in the past and likely will, at least in the near future, fluctuate in accordance with this purchasing activity. Therefore, period-to-period comparisons of our operating results may not necessarily be meaningful. In addition, because these factors are difficult for us to forecast, our business, financial condition and results of operations for one quarter or a series of quarters may be adversely affected and below the expectations of securities analysts and investors, which could result in material declines of our stock price.

THE VIDEO-ON-DEMAND AND REAL-TIME MARKETS IN WHICH WE OPERATE ARE HIGHLY COMPETITIVE, AND WE MAY BE UNABLE TO COMPETE SUCCESSFULLY AGAINST OUR CURRENT AND FUTURE COMPETITORS, WHICH WOULD ADVERSELY AFFECT OUR BUSINESS.

     The market for video-on-demand systems is relatively new, highly competitive and rapidly evolving. Given that there have been limited commercial deployments of video-on-demand systems to date, the respective market shares of companies competing in the video-on-demand market are uncertain. We believe that the primary factors influencing competition in the video-on-demand market include the flexibility of the video-on-demand system, product quality and reliability and established relationships with providers of interactive television services, including cable operators. In the video-on-demand market, our competitors currently include the following:

     - in the domestic cable and international cable and digital subscriber line market principally, SeaChange International Inc., nCUBE Corporation and DIVA Systems Corporation; and
     - in the education market principally, Silicon Graphics, Inc., Cisco Systems, Inc. and International Business Machines Corp., as well as other third parties.

     We also compete with a number of companies in our real-time market. These competitors can be categorized as follows:

     - major computer companies that add specialized hardware and software to their general purpose product platforms, including principally Compaq Computer Corporation and Hewlett-Packard Corporation;
     - other computer companies that provide applications that address specific characteristics of real-time, such as redundancy or high performance graphics, including Silicon Graphics, Inc. and Compaq Computer Corporation;
     - general purpose computing companies that provide a platform on which third-party vendors add real-time capabilities, including International Business Machines Corp. and Sun Microsystems, Inc.; and
     - single board computer companies that provide board-level processors that are typically integrated into a customer's computer system, including Force Computers, Inc. and Motorola, Inc.

     Due to the rapidly evolving markets in which we compete, additional competitors with significant market presence and financial resources, including computer hardware and software companies, content providers and television equipment manufacturers, including digital set-top box manufacturers, may enter those markets, thereby further intensifying competition. Our future competitors also may include one or more of the parties with which we currently have a strategic relationship. Although we have proprietary rights with respect to much of the technology incorporated in our video-on-demand and real time systems, our strategic partners have not agreed to refrain from competing against us. Increased competition could result in price reductions that would adversely affect our business, financial condition and results of operations. Many of our current and potential future competitors have longer operating histories, significantly greater financial, technical, marketing and other resources than us, and greater brand name recognition. In addition, many of our competitors have well-established relationships with our current and potential customers and have extensive knowledge of our industries.

IF WE DO NOT MANAGE OUR ANTICIPATED GROWTH IN OUR VIDEO-ON-DEMAND OPERATIONS, WE MAY NOT BE ABLE TO OPERATE OUR BUSINESS EFFECTIVELY. OUR FAILURE TO MANAGE GROWTH COULD DISRUPT OUR OPERATIONS AND ADVERSELY AFFECT OUR BUSINESS.

     We anticipate growth in our video-on-demand operations and that substantially all of our future revenue growth will come from our video-on-demand operations. Our anticipated growth could place a strain on our management systems and other resources. Our ability to successfully implement our business plan in a rapidly evolving market will require an effective planning and management process. We cannot assure you that we will be able to successfully manage our anticipated expansion. If we fail to manage our anticipated growth, our operations may be disrupted and our business may be adversely affected. We must continue to improve and effectively utilize our existing operational, management, marketing and financial systems and successfully recruit, hire, train and manage personnel, which we may be unable to do. Further, we must maintain close coordination among our technical, finance, marketing, sales and production staffs.

OUR FUTURE SUCCESS WILL REQUIRE THAT WE DEVELOP AND MARKET ADDITIONAL PRODUCTS THAT ACHIEVE MARKET ACCEPTANCE AND ENHANCE OUR CURRENT PRODUCTS. IF WE FAIL TO DEVELOP AND MARKET NEW PRODUCTS AND PRODUCT ENHANCEMENTS IN A TIMELY MANNER, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

     Our inability to develop on a timely basis new products or enhancements to existing products, or the failure of such new products or enhancements to achieve market acceptance could have a material adverse affect on our business, financial condition and results of operations. We recently completed the development of our MediaHawk Model 2000 video-on-demand system. Although we have shipped and installed the new system, we may experience unexpected problems. Although delivery of video-on-demand over digital subscriber lines currently is not practical in the United States, we will look for opportunities in the domestic market as digital subscriber line technology continues to advance. There can be no assurance that we will be successful in pursuing any domestic digital subscriber line opportunities.

SYSTEM ERRORS, FAILURES, OR INTERRUPTIONS COULD CAUSE DELAYS IN SHIPMENTS OR REQUIRE DESIGN MODIFICATIONS, WHICH MAY HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND DAMAGE OUR REPUTATION AND CUSTOMER RELATIONSHIPS.

     System errors or failures may adversely affect our business, financial condition and results of operations. Despite our testing and testing by current and potential customers, all errors or failures may not be found in our products or, if discovered, successfully corrected in a timely manner. These errors or failures could cause delays in product introductions and shipments or require design modifications that could adversely affect our competitive position. Our reputation may also suffer if our customers view our products as unreliable, whether based on actual or perceived errors or failures in our products.

     Further, a defect, error or performance problem with our video-on-demand systems could cause our customers' cable television systems to fail for a period of time. Any such failure would cause customer service and public relations problems for our customers. As a result, any failure of our customers' systems caused by our technology could result in delayed or lost revenue due to adverse customer reaction, negative publicity regarding us and our products and services and claims for substantial damages against us, regardless of our responsibility for such failure. Any claim could be expensive and require us to spend a significant amount of resources, regardless of whether we prevail.

DEMAND FOR OUR VIDEO-ON-DEMAND PRODUCTS AND SERVICES WILL DECLINE SIGNIFICANTLY, AND OUR BUSINESS WILL BE MATERIALLY ADVERSELY AFFECTED, IF OUR VIDEO-ON-DEMAND SYSTEMS CANNOT SUPPORT A SUBSTANTIAL NUMBER OF VIEWERS.

     Our new MediaHawk Model 2000 video-on-demand system was designed and developed to be compatible with both Motorola and Scientific-Atlanta cable equipment and set-top boxes. We began shipping our new server in September 2000, but service employing our new server has been made commercially available only to a limited number of subscribers. As a result, the ability of our new video-on-demand system to support a substantial number of viewers is commercially unproven. If our video-on-demand system cannot support a substantial number of viewers while maintaining a high level of performance, demand for our video-on-demand product and related services and our ability to sell additional products to our existing customers will be significantly reduced. As a result, our operating results could suffer and our financial condition could be harmed.

A SIGNIFICANT PORTION OF OUR REAL-TIME REVENUE HAS BEEN, AND IS EXPECTED TO CONTINUE TO BE, CONCENTRATED IN A SMALL NUMBER OF CUSTOMERS, INCLUDING THE U.S. GOVERNMENT. FOR EXAMPLE, IN THE FISCAL YEAR ENDED JUNE 30, 2001, FIVE CUSTOMERS ACCOUNTED FOR APPROXIMATELY 33% OF OUR TOTAL REAL-TIME REVENUE. IF WE LOSE ANY OF THESE CUSTOMERS, OUR BUSINESS MAY BE ADVERSELY AFFECTED.

     We currently derive, and expect to continue to derive, a significant portion of our real-time revenue from a limited number of customers. As a result, the loss of, or reduced demand for products or related services from one or more of our major customers could adversely affect our business, financial condition and results of operations.

     We also derive a significant portion of our revenues from the supply of systems under government contracts. For the fiscal year ended June 30, 2001, we recorded $16.1 million in sales to U.S. government private contractors and agencies of the U.S. Government. These amounts represent approximately 22% of our total sales in the period. Government business is subject to many risks, such as delays in funding, reduction or modification of contracts or subcontracts, failure to exercise options, changes in governmental policies and the imposition of budgetary constraints. A loss of government contract revenues could have a material adverse effect on our business, results of operations and financial condition.

     We do not have written purchase agreements with any of our customers and do not have written agreements that require customers to purchase fixed minimum quantities of our products. Our sales to specific customers tend to, and are expected to continue to, vary from year-to-year, depending on such customers' budgets for capital expenditures and new product introductions.

WE RELY ON A COMBINATION OF CONTRACTS AND COPYRIGHT, TRADEMARK, AND TRADE SECRET LAWS TO ESTABLISH AND PROTECT OUR PROPRIETARY RIGHTS IN OUR TECHNOLOGY. WE DO NOT OWN ANY SIGNIFICANT PATENTS. IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, OUR COMPETITIVE POSITION COULD BE HARMED OR WE COULD BE REQUIRED TO INCUR EXPENSES TO ENFORCE OUR RIGHTS. OUR BUSINESS ALSO COULD BE ADVERSELY AFFECTED IF WE ARE FOUND TO INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

     We typically enter into confidentiality or license agreements with our employees, consultants, customers and vendors, in an effort to control access to and distribution of our proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our proprietary technology without authorization. The steps we take may not prevent misappropriation of our intellectual property, and the agreements we enter into may not be enforceable. In addition, effective copyright and trade secret protection may be unavailable or limited in some foreign countries. Other companies, including our competitors, may currently own or obtain patents or other proprietary rights that might prevent, limit or interfere with our ability to make, use or sell our products. As a result, we may be found to infringe on the intellectual property rights of others. In the event of a successful claim of infringement against us and our failure or inability to license the infringed technology, our business and operating results could be adversely affected.

     Any litigation or claims, whether or not valid, could result in substantial costs and diversion of our resources. Intellectual property litigation or claims could force us to do one or more of the following:

     - cease selling, incorporating or using products or services that incorporate the challenged intellectual property;
     - obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, if at all; and
     - redesign products or services that incorporate the disputed technology.

If we are forced to take any of the foregoing actions, we could face substantial costs and our business could be seriously harmed. Although we carry general liability insurance, our insurance may not cover potential claims of this type or be adequate to indemnify us for all liability that may be imposed.

     We may initiate claims or litigation against third parties in the future for infringement of our proprietary rights or to determine the scope and validity of our proprietary rights or the proprietary rights of competitors.

These claims could result in costly litigation and the diversion of our technical and management personnel. As a result, our operating results could suffer and our financial condition could be harmed.

IN SOME CASES, WE RELY ON A LIMITED NUMBER OF SUPPLIERS, WHICH ENTAILS SEVERAL RISKS, INCLUDING THE POSSIBILITY OF DEFECTIVE PARTS, A SHORTAGE OF COMPONENTS, AN INCREASE IN COMPONENT COSTS, AND REDUCED CONTROL OVER DELIVERY SCHEDULES.

     We sometimes purchase product components from a single supplier in order to obtain the required technology and the most favorable price and delivery terms. These components include, for example, processors, power supplies, integrated circuits and storage devices. We purchase product components from the following single suppliers: Hunter Industries, Interphase, Precision Analog, Macrolink, Antec, Symbios, National Instruments, Synergy, Peritek, Unipower Corporation, Vicor Corporation, Wall Industries, Crystal Semiconductor and Vitesse. In most cases, comparable products are available from other sources, but would require significant reengineering to conform to our system specifications.
Historically, we have not experienced any major disruption in manufacturing our products due to problems with, or defective products from, a single supplier, but our reliance on single suppliers entails a number of risks, including the possibility of defective parts, a shortage of components, increase in components costs, and reduced control over delivery schedules. Any of these events could adversely affect our business, results of operations and financial condition.
We estimate that a lead time of 16-24 weeks may be necessary to switch to an alternative supplier of certain custom application specific integrated circuits and printed circuit assemblies. A change in the supplier of these components without the appropriate lead time could result in a material delay in shipments by us of certain products. Where alternative sources are available, qualification of the alternative suppliers and establishment of reliable supplies of components from such sources may also result in delays. Shipping delays may also result in a delay in revenue recognition, possibly outside the fiscal period originally planned, and, as a result, may adversely affect our financial results for that particular period.

OUR BUSINESS MAY BE ADVERSELY AFFECTED IF WE FAIL TO RETAIN OUR CURRENT KEY PERSONNEL, MANY OF WHOM WOULD BE DIFFICULT TO REPLACE, OR FAIL TO ATTRACT ADDITIONAL QUALIFIED PERSONNEL.

     Our future performance depends on the continued service of our senior management and our engineering, sales and marketing and manufacturing personnel. Competition for qualified personnel is intense, and we may fail to retain our key employees or to attract or retain other highly qualified personnel. We do not carry key person life insurance on any of our employees. The loss of the services of one or more of our key personnel could seriously impact our business. Our future success also depends on our continuing ability to attract, hire, train and retain highly skilled managerial, technical, sales, marketing and customer support personnel. In addition, new employees frequently require extensive training before they achieve desired levels of productivity.

WE CURRENTLY HAVE IMPORTANT STRATEGIC RELATIONSHIPS WITH SCIENTIFIC-ATLANTA, MOTOROLA, PRASARA TECHNOLOGIES, INC., LIBERATE TECHNOLOGIES, PACE MICRO TECHNOLOGY AND INTERTAINER, INC., AMONG OTHERS. WE MAY BE UNSUCCESSFUL IN MAINTAINING THESE STRATEGIC RELATIONSHIPS, OR ESTABLISHING NEW STRATEGIC RELATIONSHIPS, THAT WILL BE AN IMPORTANT PART OF OUR FUTURE SUCCESS. IN EITHER EVENT, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

     The success of our business is and will continue to be dependent in part on our ability to maintain existing and enter into new strategic relationships. There can be no assurance that:

     - such existing or contemplated relationships will be commercially successful;
     -    we will be able to find additional strategic partners; or
     - we will be able to negotiate terms acceptable to us with potential strategic partners.

     We cannot provide assurance that existing or future strategic partners will not pursue alternative technologies or develop alternative products in addition to or in lieu of ours, either on their own or in collaboration with others, including our competitors. These alternative technologies or products may be in direct competition with our technologies or products and may significantly erode the benefits of our strategic relationships and adversely affect our business, financial condition and results of operations.

INTERNATIONAL SALES ACCOUNTED FOR APPROXIMATELY 23% AND 34% OF OUR REVENUE IN FISCAL YEARS 2001 AND 2000, RESPECTIVELY. ACCORDINGLY, OUR BUSINESS IS SUSCEPTIBLE TO NUMEROUS RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS.

     Substantially all of our historical international sales have come from our real-time business. As a result of our current and anticipated international operations, we are subject to a number of risks associated with international business activities that could increase our costs, lengthen our sales cycle and require significant management attention. These risks include:

     - compliance with, and unexpected changes in, regulatory requirements resulting in unanticipated costs and delays;
     -    lack of availability of trained personnel in international locations;
     -    tariffs, export controls and other trade barriers;
     -    longer accounts receivable payment cycles than in the United States;
     - potential difficulty of enforcing agreements and collecting receivables in some foreign legal systems;
     - potential difficulty in enforcing intellectual property rights in certain foreign countries;
     - potentially adverse tax consequences, including restrictions on the repatriation of earnings;
     -    the burdens of complying with a wide variety of foreign laws;
     -    general economic conditions in international markets; and
     -    currency exchange rate fluctuations.

WE MAY ENGAGE IN FUTURE ACQUISITIONS THAT DILUTE THE OWNERSHIP INTEREST OF OUR STOCKHOLDERS, CAUSE US TO INCUR DEBT OR ASSUME CONTINGENT LIABILITIES OR PRESENT OTHER CHALLENGES, SUCH AS INTEGRATION ISSUES, FOR OUR BUSINESS, WHICH IF NOT SUCCESSFULLY RESOLVED WOULD ADVERSELY AFFECT OUR BUSINESS.

     As part of our business strategy, we review acquisition prospects that would compliment our current product offerings, enhance our technical capabilities or otherwise offer growth opportunities. While we currently have no agreements with respect to any acquisition, we periodically review investments in new businesses, and we may acquire businesses, products or technologies in the future. In the event of any future acquisitions, we could issue equity securities which would dilute current stockholders' percentage ownership, incur substantial debt, or assume contingent liabilities.

     These actions could materially adversely affect our operating results. Acquisitions may require us to incur significant amortization and depreciation charges and acquisition related costs impacting our financial results. Acquisitions also entail numerous risks, including:

     - difficulties in the assimilation of acquired operations, technologies or services;
     -    unanticipated costs associated with the acquisition;
     -    diversion of management's attention from other business concerns;
     -    adverse effects on existing business relationships;
     - risks associated with entering markets in which we have no or limited prior experience; and
     -    potential loss of key employees of acquired companies.

     We cannot assure you that we will be able to successfully integrate any business, products, technologies or personnel that we might acquire in the future. Our failure to do so could materially adversely affect our business, operating results and financial condition.

WE MAY EXPERIENCE DECREASING PRICES FOR OUR PRODUCTS AND SERVICES, WHICH MAY IMPAIR OUR ABILITY TO ACHIEVE PROFITABILITY.

     We may experience decreasing prices for our products and services due to competition, the purchasing leverage of our customers and other factors. If we are required to decrease prices, our results of operations will be adversely affected. We may reduce prices in the future to respond to competition and to generate increased sales volume.

IMPLEMENTATION OF OUR PRODUCTS IS COMPLEX, TIME CONSUMING AND EXPENSIVE, AND WE FREQUENTLY EXPERIENCE LONG SALES AND IMPLEMENTATION CYCLES. CONSEQUENTLY, OUR QUARTERLY REVENUES, EXPENSES AND OPERATING RESULTS MAY VARY SIGNIFICANTLY IN THE FUTURE, PERIOD-TO-PERIOD COMPARISONS OF OUR RESULTS OF OPERATIONS MAY NOT NECESSARILY BE MEANINGFUL, AND THESE COMPARISONS SHOULD NOT BE RELIED UPON AS INDICATIONS OF FUTURE PERFORMANCE.

     Real-time and video-on-demand products are relatively complex, and their purchase generally involves a significant commitment of capital, with the delays frequently associated with large capital expenditures and implementation procedures within an organization. Moreover, the purchase of such products typically requires coordination and agreement among a potential customer's corporate headquarters and its regional and local operations. As a result, the sales cycles associated with the purchase of many of our products are typically lengthy and subject to a number of significant risks, including customers' budgetary constraints and internal acceptance reviews, over which we have little or no control.

                         RISKS RELATED TO OUR INDUSTRIES

THE SUCCESS OF OUR VIDEO-ON-DEMAND BUSINESS IS DEPENDENT UPON THE EMERGING DIGITAL VIDEO MARKET, WHICH MAY NOT GAIN BROAD MARKET ACCEPTANCE. ANY FAILURE BY THE MARKET TO ACCEPT DIGITAL VIDEO TECHNOLOGY WILL HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     Video-on-demand is a new and emerging technology, and we cannot assure you that it will attract widespread demand or market acceptance. Further, the potential size of the video-on-demand market and the timing of its development are uncertain. Our success in the video-on-demand market will depend upon the commercialization and broad acceptance of video-on-demand by residential cable subscribers and other industry participants, including cable system operators, content providers, set-top box manufacturers, and educational institutions.

     Cable television operators historically have relied on traditional analog technology for video management, storage and distribution. Interactive technology installation, which is necessary to provide video-on-demand, requires a significant initial investment of capital. The future growth of our video-on-demand business will depend on the pace of the installation of interactive digital cable and digital set-top boxes, the rate at which television operators deploy digital infrastructure and the rate at which digital video technology expands to additional market segments.

THE SUCCESS OF OUR VIDEO-ON-DEMAND BUSINESS IS DEPENDENT ON THE AVAILABILITY OF, AND THE DISTRIBUTION WINDOWS FOR, MOVIES, PROGRAMS AND OTHER CONTENT. IF SUFFICIENT VIDEO-ON-DEMAND CONTENT IS NOT AVAILABLE ON A TIMELY BASIS, OUR VIDEO-ON-DEMAND BUSINESS WILL BE ADVERSELY AFFECTED.

     The success of video-on-demand will largely be dependent on the availability of a wide variety and substantial number of movies, programs and other material, which we refer to as content, in digital format. We do not provide digital video-on-demand content. Therefore, the future success of our video-on-demand business is dependent in part on content providers, such as traditional media and entertainment companies, providing significant content for video-on-demand. Further, we are dependent in part on other third parties to convert existing analog content into digital content so that it may be delivered via video-on-demand.

     In addition, we believe that the ultimate success of video-on-demand will depend in part on the timing of the video-on-demand distribution window. The distribution window is the time period during which different mediums, such as home movie rental businesses, receive and have exclusive rights to motion picture releases. Currently, video rental businesses have an advantage of receiving motion picture releases on an exclusive basis before most other forms of non-theatrical movie distribution, such as pay-per-view, premium television, video-on-demand, basic cable and network syndicated television. The length of the exclusive distribution window for movie rental businesses varies, typically ranging from 30 to 90 days for domestic video stores. Thereafter, movies are made sequentially available to various television distribution channels. We believe the success of video-on-demand will depend in part on movies being available for video-on-demand distribution either simultaneously with, or shortly after, they are available for video rental distribution. The order, length and exclusivity of each window for each distribution channel is determined solely by the studio releasing the movie. Given the size of the home video rental industry, the studios have a significant interest in maintaining that market. We cannot assure you that favorable changes, if any, will be made relating to the length and exclusivity of the video rental and television distribution windows.

     Several major studios have entered into agreements with certain cable operators and content aggregators to provide digital movies for distribution through video-on-demand. However, not all of the major studios have reached agreements regarding the content for video-on-demand. If studios fail to reach agreements regarding content or cancel existing agreements, our customers could delay or cancel video-on-demand system orders, which would adversely affect our video-on-demand business.

WE CANNOT ASSURE YOU THAT OUR PRODUCTS AND SERVICES WILL KEEP PACE WITH TECHNOLOGICAL DEVELOPMENTS AND EMERGING INDUSTRY STANDARDS, ADDRESS THE CHANGING NEEDS OF OUR CUSTOMERS OR ACHIEVE MARKET ACCEPTANCE, ANY OF WHICH COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS.

     The markets for our products are characterized by rapidly changing technology, evolving industry standards and new product introductions and enhancements. There can be no assurance that we will be successful in enhancing our real-time or video-on-demand products or developing, manufacturing and marketing new products that satisfy customer needs or achieve market acceptance. In addition, services, products or technologies developed by others may render one or more of our products or technologies uncompetitive, unmarketable or obsolete. Future technological advances in the real-time, television and video industries may result in the availability of new products and services that could compete with our solutions or reduce the cost of existing products or services. Our future success will depend on our ability to continue to enhance our existing products, including development of new applications for our technology, and to develop and introduce new products to meet and adapt to changing customer requirements and emerging technologies. Further, announcements of currently planned or other new product offerings by our competitors may cause customers to defer purchase decisions or to fail to purchase our existing solutions. Our failure to respond to rapidly changing technologies could adversely affect our business, financial condition and results of operations.

     Recent attempts to establish industry-wide standards for interactive television software include an initiative by cable network operators in the United States to create a uniform platform for interactive television called OpenCable. The OpenCable standard is not yet defined, and we do not know whether our video-on-demand system will be compatible with OpenCable or any other industry standard. The establishment of this standard or other industry standards could hurt our video-on-demand business, particularly if our products require significant redevelopment in order to conform to the newly established standards.

WE ARE SUBJECT TO GOVERNMENTAL REGULATION, AS IS THE TELEVISION INDUSTRY. ANY FINDING THAT WE HAVE BEEN OR ARE IN NONCOMPLIANCE WITH SUCH LAWS COULD RESULT IN, AMONG OTHER THINGS, GOVERNMENTAL PENALTIES. FURTHER, CHANGES IN EXISTING LAWS OR NEW LAWS MAY ADVERSELY AFFECT OUR BUSINESS.

     We are subject to various international, U.S. federal, state and local laws affecting our video-on-demand and real-time businesses. The television industry is subject to extensive regulation in the United States and other countries.
Our video-on-demand business is dependent upon the continued growth of the digital television industry in the United States and internationally.
Television operators are subject to extensive government regulation by the Federal Communications Commission and other federal and state regulatory agencies. These regulations could have the effect of limiting capital expenditures by television operators and thus could have a material adverse effect on our business, financial condition and results of operations. The enactment by federal, state or international governments of new laws or regulations could adversely affect our cable operator customers, and thereby materially adversely affect our business, financial condition and results of operations.

WE MAY BE SUBJECT TO LIABILITY IF PRIVATE INFORMATION SUPPLIED TO OUR CUSTOMERS, INCLUDING CABLE OPERATORS, IS MISUSED.

     Our video-on-demand systems allow cable operators to collect and store video preferences and other data that many viewers may consider confidential. Unauthorized access or use of this information could result in liability to our customers, and potentially us, and might deter potential video-on-demand viewers. We will have no control over the policy of our customers with respect to the access to this data and the release of this data to third parties.

                                   OTHER RISKS

WE HAVE IMPLEMENTED CERTAIN ANTI-TAKEOVER PROVISIONS THAT COULD MAKE IT MORE DIFFICULT FOR A THIRD PARTY TO ACQUIRE US.

     Provisions of Delaware law and our restated certificate of incorporation, amended and restated bylaws, and rights plan could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders.

     We are subject to certain Delaware anti-takeover laws regulating corporate takeovers. These anti-takeover laws prevent a Delaware corporation from engaging in a business combination involving a merger or sale of more than 10% of its assets with any stockholder, including affiliates and associates of the stockholder, who owns 15% or more of the outstanding voting stock, for three years following the date that the stockholder acquired 15% or more of the corporation's stock except under limited circumstances.

     There are provisions in our restated certificate of incorporation and our amended and restated bylaws that also may delay, deter or impede hostile takeovers or changes of control.

     In addition, we have a rights plan, also known as a poison pill. The rights plan has the potential effect of significantly diluting the ownership interest in our company of any person that (1) acquires beneficial ownership of 30% or more of our common stock, (2) acquires beneficial ownership of 20% or more of our common stock and subsequently engages in specified transactions with us or (3) commences a tender offer that would result in a person or group owning 30% or more of our common stock.

FUTURE SALES OF SHARES OF COMMON STOCK COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DECLINE.

     The resale by significant holders of shares of our common stock in the public market could cause the market price of our common stock to decline. The federal securities laws impose restrictions on the ability of certain stockholders to resell their shares of common stock.

IN THE FUTURE, WE MAY NEED TO RAISE ADDITIONAL CAPITAL. THIS CAPITAL MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS, IF AT ALL. IF WE CANNOT RAISE FUNDS ON ACCEPTABLE TERMS, IF AND WHEN NEEDED, WE MAY NOT BE ABLE TO DEVELOP OR ENHANCE OUR PRODUCTS AND SERVICES, TAKE ADVANTAGE OF FUTURE OPPORTUNITIES, GROW OUR BUSINESS OR RESPOND TO COMPETITIVE PRESSURES OR UNANTICIPATED REQUIREMENTS.

     We believe that our existing cash balances, including the proceeds from the private placement completed in July 2001, available credit facility and funds generated by operations will be sufficient to meet our anticipated working capital and capital expenditure requirements for the next twelve months. After that, we may need to raise additional funds. We cannot be certain that we will be able to obtain additional financing on favorable terms, if at all.

OUR STOCK PRICE HAS BEEN VOLATILE IN THE PAST AND MAY BE VOLATILE IN THE FUTURE.

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     Our common stock is traded on the Nasdaq National Market.  For the fiscal year ended June 30, 2001, the high and low closing prices reported on the Nasdaq National Market were $20.375 and $4.00, respectively. The market price of our common stock may fluctuate significantly in the future in response to various factors, some of which are beyond our control, including the following and the other risks discussed under the heading "Risk Factors:"

     -    variations in our quarterly operating results;
     - changes in securities analysts' estimates of our financial performance;
     -    the development of the video-on-demand market in general;
     -    changes in market valuations of similar companies;
     - announcement by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
     - loss of a major customer or failure to complete significant transactions;
     -    additions or departures of key personnel; and
     -    fluctuations in stock market price and volume.

     In addition, in recent years the stock market in general, and the Nasdaq National Market and the market for technology companies in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations have been unrelated or disproportionate to the operating performance of these companies. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

     In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies' common stock. We may become involved in this type of litigation in the future. Litigation is often expensive and diverts management's attention and resources, which could materially and adversely affect our business, financial condition and results of operations.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Dated: October 22, 2001.

                                    CONCURRENT COMPUTER CORPORATION



                                    By: /s/ Steven R. Norton
                                       ---------------------
                                       Steven R. Norton
                                       Executive Vice President, Chief Financial
                                         Officer and Secretary

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